                                                                   EXHIBIT 10.20


                                  MEDICODE(R)
                                    RESELLER
                              SOFTWARE DEVELOPMENT
                           AND MAINTENANCE AGREEMENT


     THIS RESELLER SOFTWARE DEVELOPMENT AND MAINTENANCE AGREEMENT (the "Agreement") is dated September 2nd, 1998 (the "Effective Date") and is made by and between the following Parties:

               MEDICODE:      MEDICODE, Inc.
                              a Utah Corporation
                              5225 Wiley Post Way, Suite 500
                              Salt Lake City, Utah 84116
                              TEL: (801) 536-1000
                              FAX: (801) 536-1009

               RESELLER:      Nichols TXEN Corporation
                              10 Inverness Center Parkway, Suite 500
                              Birmingham, Alabama  35242
                              Tel: (205) 995-9898
                              Fax:


                                    RECITALS

          WHEREAS, MEDICODE is engaged in the business of developing, licensing and publishing data base and computer software relating to the medical services industry, and

          WHEREAS, RESELLER is engaged in the business of developing, licensing, and maintaining computer system software related to the medical services industry.

          NOW, THEREFORE, the Parties hereby agree as follows:


SECTION 1 - DEFINITIONS

     1.1. Information. When used in this Agreement, the term "Information" means any and all information, including, but not limited to: data, databases, software, design Technology, research, inventions, intellectual property, patents and patent applications, trade secrets, know how, works of authorship, methods, customer names, logos, plans, forecasts, prices, business information, financial information, and the like created by or deemed proprietary to the Parties.

     1.2. Technology. When used in this Agreement, the term "Technology" means any and all processes, RESELLER Products, MEDICODE Products, formulas, compositions, inventions, ideas, and methodology of the Parties.

     1.3. MEDICODE Products. When used in this Agreement, the term "MEDICODE Products" shall mean certain software and database products which are listed in Exhibit A to this Agreement including (a) any documentation and other works of authorship developed, authored, compiled or created by MEDICODE for use in connection with MEDICODE Products, and (b) any modifications, enhancements or updates of MEDICODE Products.

     1.4. RESELLER Products. When used in this Agreement, the term "RESELLER Products" shall mean certain computer database load routines and/or computer programs developed by the RESELLER, which are capable of accessing and implementing MEDICODE Products. The term "RESELLER Products" shall include: (a) any documentation and other works of authorship developed, authored, compiled or created by the RESELLER for use in connection with the RESELLER Products, and (b) any modifications, enhancements or updates prepared by the RESELLER.

     1.5. Documentation. When used in this Agreement, the term "Documentation" means manuals, written or unwritten materials, and any other works of authorship created by the parties for their respective products.

     1.6. Out of Pocket Expenses. When used in this Agreement, the term "Out of Pocket Expenses" are defined as those reasonable expenses incurred by MEDICODE with respect to airfare, hotels, meals and incidental expenses in connection with MEDICODE's installation and/or maintenance activities. Out of Pocket Expenses do not include MEDICODE'S labor fees.

     1.7. RESELLER Customer. When used in this Agreement, the term "RESELLER Customer" means any third party who has contracted or otherwise purchased a license for the RESELLER Products from the RESELLER.

     1.8. Term. The "Term" of this Agreement, and the licenses provided herein, shall begin on the Effective Date of this Agreement and continue for 36 consecutive months thereafter. This Agreement may be renewed upon mutual agreement of the parties.

     1.9. Commission. When used in this Agreement, the term "Commission" means a payment made by MEDICODE to RESELLER in connection with licensing of MEDICODE Products.


SECTION 2 - RESELLER'S OBLIGATIONS

     2.1. General Obligations. The RESELLER shall develop the RESELLER Products in accordance with the functional, technical and programming specifications for the MEDICODE Products and related documentation listed in Exhibit A to this Agreement. The RESELLER agrees to complete development of the RESELLER Products; including compiling, linking, debugging, fixing, correcting and other tasks necessary for the development of the RESELLER Products in accordance with MEDICODE Products specifications and implement

MEDICODE Products into the RESELLER Products within the timelines set forth in Exhibit A to this Agreement. If the RESELLER cannot meet the timeliness set forth in Exhibit A, MEDICODE may terminate this Agreement. The RESELLER shall interface or integrate the MEDICODE Products with RESELLER Products in such a manner as to allow the RESELLER Customers to reasonably utilize ALL of the MEDICODE Products listed in Exhibit A to this Agreement.

     2.2. Marketing. The RESELLER shall, in conjunction with MEDICODE, market and sell the MEDICODE Products. The RESELLER shall list MEDICODE in its internal sales prospecting and account management information system. RESELLER shall advise RESELLER Customers that RESELLER supports MEDICODE products. MEDICODE and RESELLER shall not use the other Party's company logo for any purpose without the express written permission from the other Party.

     2.3. RESELLER Products-Documentation. The RESELLER shall be responsible for, and bear the costs of authoring, creating, and maintaining documentation related to the RESELLER Products which shall contain Documentation specified and provided by MEDICODE relating to the MEDICODE Products. Furthermore, the RESELLER shall maintain and provide a current copy of this documentation to their customers and to MEDICODE on a timely basis. The RESELLER shall correct any errors, deficiencies or problems in a timely manner (not to exceed 60 days) in the RESELLER Product Documentation as recommended by MEDICODE.

     2.4. RESELLER Products Testing. The RESELLER shall, upon initial implementation of MEDICODE products into the RESELLER software and on an ANNUAL basis, test the RESELLER Products against a MEDICODE approved test suite of bill charge or clinical values, or any other acceptable method of certification MEDICODE deems necessary to validate the accuracy of the RESELLER Products with respect to its implementation of MEDICODE Products. The results of this process shall be provided to MEDICODE for certification of the RESELLER software. The RESELLER shall, in a timely manner (not to exceed 30 days), correct any errors, deficiencies or problems related to the use of MEDICODE Products in the RESELLER Products as recommended by MEDICODE. The RESELLER Products shall not be deemed complete until such corrections have been made and the RESELLER Products retested and deemed certified by MEDICODE.

     Non adherence to the terms and conditions set forth in Paragraph 2.4 of this Agreement shall be considered to be a material breach of contract.

     2.5. RESELLER Training. The RESELLER and MEDICODE shall mutually agree upon dates for MEDICODE sponsored training, if it is deemed necessary, on MEDICODE Products following the Effective Date of this Agreement. The RESELLER shall provide installation, training and related documentation on the RESELLER Products to RESELLER Customers.

     RESELLER Customer may additionally obtain consultation and training on MEDICODE Products at MEDICODE's then current consultation and training fees and Out of Pocket Expenses.

     2.6. Data Contribution. The RESELLER shall develop the RESELLER Products to include the capability of data extract routines which would allow the RESELLER Customers to participate in MEDICODE's Data Contribution Program.

     2.7. Customer Support. The RESELLER shall make customer support available with respect to the RESELLER Products. Such customer support shall include, but shall not be limited to technical assistance, back-up support and handling of RESELLER Customer questions and inquiries regarding the RESELLER Products as RESELLER Customers may reasonably request.

     2.8. RESELLER Customer Listing. The RESELLER shall provide MEDICODE with a current listing of their Customers who utilize MEDICODE Products. This list should be updated on an as needed basis but at a minimum, the current listing shall be required by MEDICODE within thirty (30) days of the Effective Date of this Agreement and subsequently, on an annual basis. This listing is required by MEDICODE to assist in customer support of RESELLER customers as well as in validation of commission payments to RESELLER.

     2.9. MEDICODE Products Modifications, Upgrades, Updates. In the event that MEDICODE makes changes to the MEDICODE Products, the RESELLER shall, with reasonable promptness, incorporate such changes into the RESELLER Products. Any and all such Upgrades shall be governed by this Agreement.


SECTION 3 - MEDICODE'S OBLIGATIONS
----------------------------------

     3.1. Marketing. MEDICODE shall list RESELLER in its internal sales prospecting and account management information system. MEDICODE shall advise RESELLER Customers and prospects about current RESELLER Products that support MEDICODE Products. MEDICODE shall provide to RESELLER a MEDICODE marketing kit which will contain camera ready art work, logos, RESELLER program authorizations, and trade show booth signs and logos. MEDICODE shall provide marketing guidelines for the use of all these materials and assistance in preparing custom and standard press release materials.

     3.2. Sales Support. MEDICODE's sales support responsibilities shall include marketing information and support and assistance in closing sales. MEDICODE shall provide to RESELLER an in-house copy of MEDICODE's latest releases of the MEDICODE Products. RESELLER's use of MEDICODE Products shall be limited to the use described in this agreement.

     3.3. Documentation. MEDICODE shall provide Documentation to RESELLER related to MEDICODE Products. MEDICODE shall specify which portion of the Documentation RESELLER shall make available in RESELLER's Documentation.

     3.4. RESELLER Training. MEDICODE agrees to provide onsite training and consultation at no charge for up to four (4) days annually. Such training and consultation will be conducted for a minimum of two (2) days for initial training. This training will be provided for both new RESELLER clients and for RESELLER clients who renew their current contract.

     3.5. RESELLER Customer Support. MEDICODE shall provide customer support to RESELLER Customers with respect to MEDICODE Products which shall include initial clinical and technical support directly related to MEDICODE Products via telephone and fax during MEDICODE's normal business hours (7:00 AM to 5:00 PM
MST). MEDICODE shall have no responsibility to provide customer support to RESELLER Customers with respect to RESELLER Products.

     3.6. MEDICODE Products Modifications, Upgrades, Updates. MEDICODE reserves the right to update any of the MEDICODE Products. MEDICODE shall notify the RESELLER, with reasonable promptness, of any modifications, upgrades or updates to the MEDICODE Products.

SECTION 4 - RESTRICTED LICENSE

     4.1. Restrictive License. Except as otherwise provided in this Agreement, RESELLER has no right, title or interest in the MEDICODE Products, nor any right to distribute the MEDICODE Products. However, during the term of this Agreement, the RESELLER shall have a limited non-transferable license from MEDICODE to use MEDICODE Products to test, demonstrate and perform impact studies with the RESELLER Products to the extent necessary to fulfill the RESELLER's obligations under this Agreement. Rights not expressly granted to RESELLER by MEDICODE under this Agreement are reserved to MEDICODE.

     4.2. RESELLER'S Customers' Licenses. MEDICODE Products shall be licensed to the RESELLER Customer directly through MEDICODE. RESELLER Customers desiring to purchase a license to use MEDICODE Products must execute the license agreement ("End User License Agreement") and submit it to MEDICODE together with MEDICODE's then-current license fee. If MEDICODE accepts and executes the End User License Agreement, MEDICODE will provide a copy of the requested MEDICODE Products to the RESELLER Customer, or authorize the RESELLER to distribute said MEDICODE Products to the RESELLER Customer for use in accordance with the license agreement.

SECTION 5 - COMMISSIONS

     5.1. Commissions. For each executed License Agreement issued by MEDICODE as a result of joint RESELLER/MEDICODE marketing and sales efforts in connection with the sale of a MEDICODE Product and pursuant to Paragraph 4.2 of this Agreement, MEDICODE shall pay a "Commission" to the RESELLER as set forth in Exhibit B which is attached hereto and by this reference made a part of this Agreement. MEDICODE formatting charges, travel reimbursement and other reimbursable costs, support and maintenance fees, consulting, etc. are not subject to the Commission.

     5.2. Payments - Generally. MEDICODE shall make payment to RESELLER for Commissions due under Exhibit B to this Agreement on a monthly basis within thirty (30) days of the end of each calendar month following MEDICODE's receipt of full payment of the License Fees as set forth under the End User License Agreement. However, MEDICODE shall have no obligation to pay any commission to RESELLER until such time as MEDICODE receives written notification from the RESELLER Customer certifying that the MEDICODE products have been installed and are operational at the RESELLER Customer's site. The Parties shall maintain adequate accounting records to document performance of their respective obligations under this Agreement.

SECTION 6 - CONFIDENTIALITY, EMPLOYEES

     6.1. Confidentiality. Each Party shall keep confidential and shall not disclose or otherwise transfer any source code, data, Technology, or other Information that is proprietary to the other Party. Neither Party shall use the other Parties' information or Technology except to fulfill its obligations under this Agreement. The Parties shall take all reasonable precautions to ensure against any disclosure, transfer, or use of Information or Technology not specifically authorized under this Agreement or by the other Party in writing. All copies of Information provided by one Party to the other Party, and any copies thereof made by or for the receiving Party shall be owned by the disclosing Party and all such copies shall be delivered to the disclosing Party upon termination or expiration of this Agreement. This paragraph 6.1 shall survive the termination or expiration of this Agreement.

     6.2. Employees. Each Party shall be responsible for violations of Paragraph 6.1 of this Agreement by its partners, contractors, employees and/or agents. Access to confidential Information by the Party's partners, contract workers or employees shall be limited to persons having a reasonable need to know.

SECTION 7 - OWNERSHIP

     7.1. RESELLER Ownership. Notwithstanding anything in this Agreement to the contrary, MEDICODE acknowledges that the copyrights, patent rights, trade secrets, trademarks, other intellectual property and all documentation related thereto, created solely by RESELLER are the exclusive property of the RESELLER.

     7.2. MEDICODE Ownership. Notwithstanding anything in this Agreement to the contrary, RESELLER acknowledges that the copyrights, patent rights, trade secrets, trademarks, other intellectual property and all documentation related thereto, created solely by MEDICODE are the exclusive property of MEDICODE.

SECTION 8 - WARRANTIES, INDEMNIFICATION, DISCLAIMERS

     8.1. NO CONFLICT. EACH PARTY WARRANTS THAT IT HAS THE RIGHT TO ENTER INTO THIS AGREEMENT AND THAT THIS AGREEMENT IS NOT IN CONFLICT WITH ANY OTHER AGREEMENT OR OBLIGATION OF SAID PARTY.

     8.2. NO INFRINGEMENT. THE RESELLER WARRANTS THAT THE RESELLER PRODUCTS ARE AN ORIGINAL DEVELOPMENT AND ORIGINAL WORK OF AUTHORSHIP AND CREATION OF THE RESELLER, AND THE RESELLER PRODUCTS DO NOT AND WILL NOT INCLUDE ANY SUBJECT MATTER WHICH REPRESENTS AN INFRINGEMENT OF ANY COPYRIGHT, OR TRADE SECRET OF ANY THIRD PARTY. THE RESELLER WARRANTS THAT IT DOES NOT HAVE ACTUAL KNOWLEDGE OR REASON TO BELIEVE THAT THE

RESELLER PRODUCTS, IN WHOLE OR IN PART, INFRINGE ON ANY INTELLECTUAL PROPERTY RIGHT OF ANY THIRD PARTY.

     8.3. INDEMNIFICATION. EACH PARTY SHALL INDEMNIFY THE OTHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES AND REPRESENTATIVES AGAINST, AND HOLD THEM HARMLESS FROM, ANY AND ALL LAWSUITS, CLAIMS, CAUSES OF ACTION, LOSSES, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), SETTLEMENTS, DAMAGES, JUDGMENTS AND THE LIKE ARISING FROM ANY BREACH BY THE INDEMNIFYING PARTY OF ANY EXPRESS WARRANTY UNDER THIS AGREEMENT. THE INDEMNIFYING PARTY, AT ITS OWN EXPENSE, SHALL HAVE THE RIGHT TO CONTROL THE DEFENSE AND SETTLEMENT OF ANY LAWSUIT, CLAIM OR CAUSE OF ACTION ARISING FROM ANY BREACH BY THE INDEMNIFYING PARTY OF ANY EXPRESS WARRANTY UNDER THIS AGREEMENT. THE INDEMNIFIED PARTY SHALL USE ITS BEST EFFORTS TO MITIGATE ANY AND ALL DAMAGES, LOSSES, EXPENSES, ETC. INCURRED AS THE RESULT OF ANY BREACH BY THE INDEMNIFYING PARTY OF ANY EXPRESS WARRANTY UNDER THIS AGREEMENT.

     8.4. LIMITATION ON LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF DATA, LOSS OF BUSINESS OPPORTUNITIES, AND LOSS OF PROFITS OR OTHER ECONOMIC GAIN) EVEN IF ADVISED OF THE POSSIBILITY THEREOF.

     8.5. RESELLER DISCLAIMER. THE RESELLER MAKES NO WARRANTY OR ASSURANCE THAT THE RESELLER PRODUCTS AND DOCUMENTATION WILL BE ERROR FREE. THE RESELLER DOES NOT WARRANT THAT THE RESELLER PRODUCTS OR DOCUMENTATION WILL SATISFY MEDICODE'S OR RESELLER'S CUSTOMERS' REQUIREMENTS. THE RESELLER DOES NOT REPRESENT OR WARRANT THAT A MARKET DOES OR WILL EXIST FOR THE RESELLER PRODUCTS, OR THAT ANY DEVELOPMENT COSTS PAID BY MEDICODE TO THE RESELLER WILL BE RECOVERED.

     8.6. MEDICODE DISCLAIMER. MEDICODE PRODUCTS ARE LICENSED "AS IS". MEDICODE MAKES NO WARRANTY, REPRESENTATION OR ASSURANCE THAT ITS DATABASES, SOFTWARE PRODUCTS AND DOCUMENTATION ARE WITHOUT DEFECT OR ERROR. MEDICODE DOES NOT WARRANT THAT ITS PRODUCTS OR DOCUMENTATION WILL SATISFY THE RESELLER OR THE RESELLERS' CUSTOMERS' REQUIREMENTS. MEDICODE DOES NOT REPRESENT OR WARRANT THAT A MARKET DOES OR WILL EXIST FOR THE MEDICODE PRODUCTS, OR THAT ANY DEVELOPMENT COSTS EXPENDED BY THE RESELLER WILL BE RECOVERED.


SECTION 9 - GENERAL PROVISIONS

     9.1. Attorneys' Fees. In the event of any litigation or arbitration between the Parties, the prevailing Party shall be entitled to recover from the non-prevailing Party any and all costs, including reasonable attorneys' fees, incurred by the prevailing Party in connection therewith. Such relief shall be in addition to any other relief, award or damages to which the prevailing Party may be entitled.


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
     9.2. Severability. If any provision in this Agreement is invalid or unenforceable, such provision shall be construed, limited or, if necessary, severed, but only to the extent necessary to eliminate such invalidity or unenforceability, and the other provisions of this Agreement shall remain unaffected.

     9.3. Governing Law. This Agreement shall be governed construed and enforced in accordance with the laws of the State of Utah. Any litigation or arbitration between the Parties shall be conducted in the courts of Salt Lake City, Utah and the Parties hereby submit to such jurisdiction and venue.

     9.4. Final Agreement. This Agreement, including the recitals set forth at the beginning of this Agreement and Exhibits "A" and "B", which are attached hereto, constitutes the final, entire and complete agreement between the Parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, letters of intent, negotiations and discussions, written or oral, between the Parties with respect thereto. Any modification, revision or amendment of this Agreement shall not be effective unless made in writing and agreed to and executed by both MEDICODE and RESELLER.

     9.5. Waiver. Any waiver of, or promise not to enforce, any right under this Agreement shall not be enforceable unless set forth in writing signed by the Party making said waiver or promise. If either MEDICODE or RESELLER fails or elects not to enforce any of their rights under this contract, such failure or election shall not be considered or construed to be a waiver of said rights and shall not preclude MEDICODE and/or RESELLER from enforcing any and all of their rights under this agreement.

     9.6. Headings. The headings in this Agreement are for the purpose of convenience only and shall not limit, enlarge or affect any of the covenants, terms, conditions or provisions of this Agreement.

     9.7. Language. The language used in this Agreement is the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against either party. Words in any gender shall include both other genders as the case may require. Whenever the context reasonably permits, the singular shall include the plural, the plural shall include the singular, and the whole shall include any part thereof.

     9.8. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by commercial courier to the Parties at the addresses set forth at the beginning of this Agreement, or to such other person or place as either Party shall designate in writing to the other party.

     9.9. Injunctive Relief. It is understood and agreed that any material breach by the RESELLER of any of the material provisions contained in this Agreement will give rise to irreparable injury to MEDICODE inadequately compensable in damages alone. Accordingly, MEDICODE may at any time seek and obtain preliminary and permanent injunctive relief against any breach or threatened breach of said provisions. Such relief shall be in addition to any other legal or equitable remedies which may be available to MEDICODE.

     9.10. Assignments. This Agreement is not assignable by RESELLER without the express written consent of MEDICODE, which consent will not be unreasonably withheld. MEDICODE may assign its rights and obligations under this Agreement to a person or entity who purchases or acquires substantially all of the business assets of MEDICODE.

     9.11. Relationship. Under this Agreement, neither Party is the partner, joint venturer, agent or representative of the other Party. The RESELLER and MEDICODE are each independent contractors. There is no employment relationship between the Parties. Neither Party has the authority to make any representation or warranty or incur any obligation or liability on behalf of the other Party.

     9.12. Successors. Subject to Paragraph 9.9 of this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

     9.13. Force Majeure. Except for obligations to make payment, neither Party shall be liable to the other for any failure or delay in performance of its obligations under this Agreement due to any cause or circumstance which is beyond the Party's reasonable control including, but without limiting the generality of the foregoing, any failure or delay caused by strike, lockout, labor shortage, fire, explosion, shipwreck, act of God or the public enemy, war, riot, interference by the military or governmental authorities, or compliance with the laws of the United States or with the laws or orders of any other government authority.

     9.14. Execution. This Agreement may be executed in any number of duplicate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The persons signing below represent that they are duly authorized to execute this Agreement for and on behalf of the Party for whom they are signing.

     9.15. Facsimile Signatures. The Parties agree that transmission to the other Party of this Agreement with the transmitting Party's facsimile signature shall suffice to bind the Party signing and transmitting same to this Agreement in the same manner as if the Agreement with an original signature had been delivered. Without limitation of the foregoing, each Party who transmits this Agreement with its facsimile signature covenants to deliver the original thereof to the other Party with reasonable promptness thereafter.

     9.16. Effective Date. The terms and provisions contained in this Agreement shall become effective and binding upon the Parties as of the date set forth on page one of this Agreement.

     9.17. U.S. Government Rights. The Data Base includes CPT which is commercial technical data and/or computer data bases and/or commercial computer software and/or commercial computer software documentation, as applicable which were developed exclusively at private expense by the American Medical Association, 515 North State Street, Chicago, Illinois, 60610. U.S. Government rights to use, modify, reproduce, release, perform, display, or disclose these technical data and/or computer data bases and/or commercial computer software and/or commercial computer software documentation are subject to the limited rights restrictions of DFARS 252,2270701(b)(3) (June 1995) and/or subject to the restrictions of DFARS 227.7202-1(a) (June 1995) and


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


DFARS 227.7202-3(a) (June 1995), as applicable for U.S. Department of Defense procurements and the limited rights restrictions of FAR 52.227-14 (June 1987) and/or subject to the restricted rights provisions of FAR 52.227-14 (June 1987) and FAR 2.227-19, as applicable, and any applicable agency FAR Supplements, for non-Department of Defense Federal procurements.



READ, UNDERSTOOD, AGREED TO AND ACCEPTED BY:

           Nichols TXEN Corporation       ("RESELLER")
        ----------------------------------

               By (signature):  /s/ H. Grey Wood
                                ----------------------
               Name (print):    H. Grey Wood
                                ----------------------
               Title:           President
                                ----------------------
               Date:            8/5/98
                                ----------------------


           MEDICODE, INC. ("MEDICODE")

               By (signature):  /s/ Eileen Shannon
                                ----------------------
               Name (print):    Eileen Shannon
                                ----------------------
               Title:           S.V.P.
                                ----------------------
               Date:            9/2/98
                                ----------------------

                                  EXHIBIT "A"

           MEDICODE FEE DATABASE, CES DATABASE AND SOFTWARE PRODUCTS




Unless otherwise specified below, RESELLER shall have implemented the following MEDICODE Products into RESELLER's software system for use by RESELLER Customers with ninety (90) days after the Effective Date of this Agreement.

DESCRIPTION                                                 TIME LINE

FEE DATABASE DATA PRODUCTS

Medical UCR Payment System Module and
Documentation including expanded
percentiles

Dental UCR Payment System and
 Documentation

Anesthesia Payment Guide Module
 and Documentation

HCPCS Database Module
 and Documentation

Outpatient Facility UCR Payment System
 and Documentation

Workers Comp Fee Schedule Module
 and Documentation

Allowed Medical Module
 and Documentation

KNOWLEDGEBASE DATA PRODUCTS

Claims Edit System, Implementation Guide                      120 day
and Documentation




*RESELLER implementation of this product is optional.

                                  EXHIBIT "B"

                      MEDICODE RESELLER PROGRAM COMMISSION

OVERVIEW

The financial component of the MEDICODE RESELLER Program is designed to provide Commission incentives to RESELLERS who achieve annual sales revenue goals. The RESELLER'S sales efforts are in cooperation with the MEDICODE sales staff. The RESELLER will actively comarket MEDICODE's fee Database Products and Claims Edit System. The annual period begins on the effective date of this Agreement.

Commission Structure

1. Commission for each year of this Agreement will be based on the appropriate tier as listed below based on the RESELLER'S performance. MEDICODE formatting charges, travel reimbursement and other reimbursable costs, support and maintenance fees, consulting, etc. are not subject to the Commission.

2.  The actual Commission percentage for the RESELLER is based on the following:

    RESELLER Categories

    There are two RESELLER categories: MEDICODE's Fee Database Data Products and MEDICODE's Claims Edit System Data Product. Annual sales goal tiers are based on Claims Edit System (CES) revenue. Additional RESELLER categories may be added during the program year to accommodate other MEDICODE data or software Products.

                         NEW           RENEWAL          NEW
                         CES           CES              Fee DATA


Annual Sales Goal     Commission       Commission       Commission
 Tiers (CES
Data Product)
1.$ 0-99,999              15%            7.5%               5%

2.$ 100,000+              20%            7.5%             7.5%